Scientific Industries, Inc.
                 70 Orville Drive
            Bohemia, New York 11716 USA


FOR IMMEDIATE RELEASE (Bohemia, NY, February 14, 2006)

Scientific Industries, Inc.
70 Orville Drive
Bohemia, New York 11716 USA


FOR IMMEDIATE RELEASE (Bohemia, NY, February 14, 2006)

Scientific Industries Announces Change in Board Chairman
Due to Health Reasons


Scientific Industries Inc. (OTCBB-SCND), February 14, 2006 -Scientific I ndustries announced today the election of Mr. Joseph G. Cremonese, a Director since November 2002 as Chairman of the Board of Directors, upon the resignation of Mr. Joseph I. Kesselman due to health related reasons.

Joseph G. Cremonese (70), a former employee of the Company's largest customer, Fisher Scientific, has been through his affiliate, Laboratory Innovation Company Ltd., a marketing consultant to the Company. The affiliate is a vehicle for technology transfer and a consulting company.

Mr. Kesselman (80) stated that recent health problems prevent him from continuing to devote the time required to perform his duties as Chairman.

Ms. Helena R. Santos, Chief Executive Officer and President of the Company, stated that Mr. Cremonese has participated in many of the Company's operations through his consulting services.



About Scientific Industries
Scientific Industries manufactures and markets laboratory equipment, including the world-renowned Vortex-Genie( 2 Mixer. Scientific Industries' products are used by research laboratories, clinics, pharmaceutical manufacturers, medical device manufacturers, and other industries.